Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-184672) on Form S-3 of Natural Gas Services Group, Inc. of our report dated March 4, 2010, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Natural Gas Services Group, Inc. for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas

January 25, 2013